Exhibit 2.2

November 30, 2001


VIA HAND DELIVERY

DFB Pharmaceuticals, Inc.                     DPT Lakewood, Inc.
318 McCullough Street                         DFB Pharmaceuticals, Inc.
San Antonio, Texas  78215                     318 McCullough Street
                                              San Antonio, Texas  78215

West Pharmaceutical Services Lakewood, Inc.   Charter Laboratories, Inc.
c/o West Pharmaceutical Services, Inc.    c/o West Pharmaceutical Services, Inc.
101 Gordon Drive                              101 Gordon Drive
Lionville, PA 19341                           Lionville, PA 19341

Paco Laboratories, Inc.
c/o West Pharmaceutical Services, Inc.
101 Gordon Drive
Lionville, PA 19341

Re:   Amendments to the Asset Purchase Agreement

Gentlemen and Ladies:

The terms set forth in that certain Asset Purchase Agreement (the "Agreement"), dated as of November 15, 2001, by and among DFB Pharmaceuticals, Inc. ("Parent"), DPT Lakewood, Inc. ("Buyer"), West Pharmaceutical Services Lakewood, Inc. ("Lakewood"), Charter Laboratories, Inc., Paco Laboratories, Inc. ("Paco") (each of Lakewood, Charter and Paco being hereinafter individually referred to as "Seller" and also collectively, where applicable, referred to as "Seller"), and West Pharmaceutical Services, Inc. ("Stockholder") are hereby amended as set forth below. Capitalized terms contained herein and not otherwise defined, shall have the meanings ascribed to them in the Agreement. Except as expressly set forth below, all terms and provisions of the Agreement are, and shall remain, in full force and effect.

1. Treatment of the Indenture and the Debentures. For all purposes under the Agreement, each of the Indenture and the Debentures shall be Retained
Liabilities and shall no longer be included in the definition of Assumed Liabilities.

2. Definition of "Debentures". The definition of "Debentures" is hereby deleted and replaced in its entirety by the following:

""Debentures" - the Paco Pharmaceutical Services, Inc. 6-1/2% Convertible Subordinated Debentures due March 1, 2007."


3. Section 2.3. Section 2.3 of the Agreement is hereby revised by deleting "$24,000,000" appearing in the third line of such paragraph and replacing it with "$28,025,000".

4. Section 2.4(a)(iv). Section 2.4(a)(vi) is hereby deleted in its entirety and replaced with the following:

          "(vi) intentionally omitted;"

5. Section 2.4(b)(iv). Section 2.4(b)(iv) is hereby deleted in its entirety and replaced with the following:

          "(iv) any  Liability of Seller  arising out of or relating to Seller's
     credit  facilities,   the  Indenture  and  any  security  interest  related
     thereto;"

6.   Section  2.7(b)(i).   Section  2.7(b)(i)  is  hereby  revised  by  deleting
"$24,000,000" appearing in the first line of such paragraph and replacing it with "$28,025,000".

7. Section 2.7(b)(vi). Section 2.7(b)(vi) is hereby deleted in its entirety and replaced with the following:

          "(vi) intentionally omitted;"

8. Section 2.8. Section 2.8 is hereby amended by adding new subsection (c) to the end of such Section:

"Notwithstanding anything set forth in the Agreement to the contrary, the Adjusted Amount shall not be adjusted (either positively or negatively) with respect to any amount attributable to interest arising under the Indenture or the Debentures."

9.   Schedule  3.1(c).  Effective as of the Closing Date,  the last paragraph of
Schedule 3.1(c) shall be deleted in its entirety.

10. Section 3.23. Section 3.23 is hereby deleted in its entirety and replaced with the following:


"Section 3.23     Intentionally Omitted"

11. Section 4.3(b). Section 4.3(b) is hereby deleted in its entirety and replaced with the following:

         "(b)     Intentionally Omitted."

12. Section 11.2(e). Section 11.2(e) is hereby deleted in its entirety and replaced with the following:

         "(e)     intentionally omitted;"

13. Schedule 11.2(e). Schedule 11.2(e) is hereby deleted in its entirety. Intending to be legally bound hereby, Stockholder hereby delivers this letter pursuant to Section 13.4 of the Agreement. This letter may be executed in any number of counterparts. The provisions of this letter will be governed by and construed under the law of the State of New Jersey without regard to conflicts of law principles that would require the application of any other law. Please countersign this letter in the space provided below to indicate your acknowledgement of and agreement to the terms set forth herein and your intent to be legally bound hereby.

Very truly yours,

WEST PHARMACEUTICAL SERVICES, INC.



By:      /s/ John R. Gailey III
         Name:  John R. Gailey III
         Title:  Vice President and General Counsel

ACKNOWLEDGED AND AGREED:

DFB PHARMACEUTICALS, INC.


By:      /s/ Paul Johnson
         Name:  Paul Johnson
         Title:  Senior Vice President

DPT LAKEWOOD, INC.


By:      /s/ Paul Johnson
         Name:  Paul Johnson
         Title:  Senior Vice President and
                  General Manager

WEST PHARMACEUTICAL SERVICES LAKEWOOD, INC.


By:      /s/ Michael A. Anderson
         Name:  Michael A. Anderson
         Title:  President

CHARTER LABORATORIES, INC.


By:      /s/ Michael A. Anderson
         Name:  Michael A. Anderson
         Title:  President

PACO LABORATORIES, INC.


By:      /s/ Michael A. Anderson
         Name:  Michael A. Anderson
         Title:  President